(A) A special meeting of the shareholders of Berger Small Cap Value Fund ("BSCV", the "Fund") was held on March 7, 2003. Shareholders at the meetings approved the following proposals (certain proposals not applicable to BSCV have been omitted):


PROPOSAL 1:
For BSCV, to approve a new investment advisory agreement for the Fund with Janus Capital Management LLC ("Janus").

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	55,021,944	9,487,839	2,603,288	67,113,071


PROPOSAL 2:
For shareholders of BSCV, to approve a new subadvisory agreement between Janus and Perkins, Wolf, McDonnell & Co. ("PWM") and a new subadvisory agreement between Janus and a newly formed subsidiary of PWM.

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	62,217,851	2,242,986	2,652,234	67,113,071


PROPOSAL 4:
For BSCV, to approve changes to the Fund's fundamental policies, including changing the Fund's investment objective from fundamental to non-fundamental.


(a) Diversification

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,317,358	2,474,295	3,321,418	67,113,071


(b) Concentration

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,314,061	2,477,592	3,321,418	67,113,071


(c) Borrowing

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,302,163	2,488,819	3,322,089	67,113,071


(d) Senior Securities

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,320,272	2,470,710	3,322,089	67,113,071


(e) Underwriting

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,311,511	2,479,471	3,322,089	67,113,071


(f) Lending

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,167,888	2,623,765	3,321,418	67,113,071


(g) Real Estate

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,317,714	2,473,939	3,321,418	67,113,071


(h) Commodities

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,307,979	2,483,674	3,321,418	67,113,071


(i) Investment Companies

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,164,349	2,626,926	3,321,796	67,113,071


(j) Investing for Control or Management

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,285,771	2,505,882	3,321,418	67,113,071


(k) Officer and Trustee Investments

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,153,779	2,637,874	3,321,418	67,113,071


(l) Joint Trading Accounts

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,162,982	2,628,293	3,321,796	67,113,071


(m) Unseasoned Companies

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,151,992	2,639,661	3,321,418	67,113,071


(n) Ten Percent (10%) Ownership

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	61,173,323	2,618,330	3,321,418	67,113,071


(o) Pledging

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	53,930,790	9,860,192	3,322,089	67,113,071


(p) Use of Margin and Short Sales

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	53,920,970	9,870,011	3,322,089	67,113,071


(q) Illiquid Securities

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	53,932,629	9,858,353	3,322,089	67,113,071


(r) Oil, Gas and Mineral Leases

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	54,063,018	9,728,635	3,321,418	67,113,071


(s) Warrants

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	53,946,233	9,845,438	3,321,400	67,113,071


(t) Investment Objectives

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	53,856,651	9,935,391	3,321,029	67,113,071


PROPOSAL 6:
For BSCV, to elect the following seven (7) Trustees to its Board of Trustees, replacing the Fund's current board members.


			For		Withheld	Total
----------------------------------------------------------------------
Thomas H. Bailey	63,964,721	3,148,350	67,113,071
William F. McCalpin	63,981,802	3,131,269	67,113,071
John W. McCarter, Jr.	63,965,781	3,147,289	67,113,071
Dennis B. Mullen	63,977,364	3,135,707	67,113,071
James T. Rothe		63,978,534	3,134,537	67,113,071
William D. Stewart	63,985,279	3,127,792	67,113,071
Martin H. Waldinger	63,934,205	3,178,866	67,113,071


    The former Trustees of BIP Trust are as follows:
		Michael Owen; Dennis E. Baldwin; Katherine A. Cattanach; Paul R. Knapp; Harry T. Lewis, Jr.; William Sinclaire; Albert C. Yates; and Jack R. Thompson


PROPOSAL 7:
For BSCV, to approve an Agreement and Plan of Reorganization, whereby that Fund would be reorganized into Janus Small Cap Value FUnd, a newly created series of the Janus Funds.

					Withheld/
	For		Against		Abstain		Total
----------------------------------------------------------------------
BSCV	54,699,660	9,790,886	2,622,525	67,113,071